UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2013
MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 240
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

MVP REIT, Inc., a Maryland corporation (the “Company”) announced that MVP Capital Partners, LLC, which owns 60% of the Company’s advisor,  MVP  Realty Advisors, LLC (“MVPRA”), has entered into an agreement in principle to transfer its entire interest in MVPRA.  Forty percent of the membership interests in MVPRA will be transferred to Vestin Realty Mortgage I, Inc. and twenty percent of the membership interests will be transferred to Vestin Realty Mortgage II, Inc.   Following completion of the transfers, VRTB will own 60% of MVPRA and VRTA will own 40% of MVPRA.  No changes in the personnel or policies of MVPRA are expected as a result of this change in ownership.

MVP Capital Partners, LLC will retain an interest in the future profits of MVPRA.  It will receive one-third of the net profits of MVPRA after the capital investments made by the equity owners of MVPRA have  been repaid in full and they have received  an annualized return of 7.5% on their capital investments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2013

MVP REIT, INC.

By: __/s/ Dustin Lewis_______________
Dustin Lewis
Chief Financial Officer